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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
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Check the appropriate box:
/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
MEEMIC Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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[LOGO]

MEEMIC Holdings, Inc.
691 North Squirrel Road, Suite 100
Auburn Hills, Michigan 48326
(888) 463-3642

NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

    NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of MEEMIC Holdings, Inc., or Holdings, will be held at 2600 Professionals Drive, Okemos, Michigan, at 10:00 a.m., local time, on Wednesday, May 24, 2000, for the following purposes:

  1.
  To elect six directors for a one year term expiring at the annual meeting of shareholders to be held in 2001 and upon the election and qualification of their successors or upon their earlier resignation or removal; and

  2.
  To transact such other business as may properly come before this meeting or any adjournments or postponements thereof.

    The close of business on March 29, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

    Your vote is important to us. Whether or not you plan to attend the annual meeting, please vote your shares by telephone or Internet or by completing the enclosed proxy card and promptly mailing it to us in the postage-paid envelope that has been provided to you for your convenience.The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                      By Order of the Board of Directors,

                      [SIGNATURE]

                      Annette E. Flood
                       Secretary

April 12, 2000

PROXY STATEMENT

[LOGO]

MEEMIC HOLDINGS, INC.

2000 ANNUAL MEETING OF SHAREHOLDERS

    This proxy statement and the accompanying notice were prepared by management and are being furnished to you in connection with the solicitation of proxies by your Board of Directors for use at the 2000 Annual Meeting of Shareholders and any adjournments or postponements thereof. The Annual Meeting is being held at the time and place and for the purposes listed in the accompanying Notice of Annual Meeting. This proxy statement was first mailed to our shareholders on or about April 12, 2000.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

    You can vote your shares of common stock at the meeting only if our records show that you owned the shares on March 29, 2000. On each matter submitted to a shareholder vote, you will get one vote for each share of common stock you owned on that date. A total of 6,599,500 shares of common stock can vote at the meeting.

How do I vote?

    You can vote on matters that are properly presented at the meeting in four ways:

  •
  You can come to the meeting and cast your vote; or

  •
  You can vote by phone by calling toll-free 1-800-840-1208 on a touch tone telephone, entering the control number located on the enclosed proxy card, and following the instructions on the enclosed proxy card; or

  •
  You can vote using the Internet by following the instructions on the enclosed proxy card; or

  •
  You can vote by signing, dating and returning the enclosed proxy card in the enclosed envelope.

    If you sign and return the enclosed proxy card or vote by telephone or the Internet, the persons named on the enclosed proxy card will vote your shares as you instruct. If you do not vote on a proposal, the persons named on the enclosed proxy will vote FOR each of the six director nominees nominated by your Board of Directors and in their discretion on any other proposal considered at the meeting. If you vote by phone or Internet, you do not need to mail your proxy card. The Board currently does not intend to present any other matters at the meeting.

How do I vote if my shares are held in "street name"?

    If your shares are held in the name of your broker, a bank, or other nominee, then that party should give you instructions for voting your shares.

Can I revoke my proxy or change my vote after I return my proxy card or vote by phone?

    Yes. You may revoke your proxy at any time prior to its exercise by filing with the Secretary of Holdings a duly executed revocation or a proxy bearing a later date, including a proxy voted by telephone or Internet, or by voting in person at the meeting. Your attendance at the meeting will not by itself constitute revocation of your proxy.

What is the quorum requirement?

    A quorum of shareholders is necessary to hold a valid meeting. If holders of at least one-third of the shares of common stock entitled to vote at the meeting are represented by proxy or in attendance at the meeting, then a quorum will exist. Abstentions and broker non-votes will be counted as present for these purposes. A broker non-vote will occur if your nominee votes on some matters on the proxy card but not on other matters because you did not give your nominee the authority to vote on those other matters.

What votes are required?

  •
  Directors will be elected by a plurality of the votes cast at the meeting on the election of directors.

  •
  Any other action taken by a vote of our shareholders at the meeting will be authorized by a majority of the votes cast by the holders of the shares entitled to be voted on the action.

ELECTION OF DIRECTORS

    Our articles of incorporation currently provide that your Board of Directors will consist of not less than six directors and not more than ten directors, with the actual number of directors being determined from time to time by your Board of Directors. Currently, the number of directors is six.

    The Board of Directors are elected at each annual meeting of shareholders. The term of office of all six directors expires at this meeting and your Board of Directors has nominated Victor T. Adamo, R. Kevin Clinton, Annette E. Flood, Thomas E. Hoeg, Lynn M. Kalinowski, and James O. Wood for election as directors at this meeting. The individuals who are elected as directors at this meeting will hold office for a one year term expiring at the annual meeting of shareholders to be held in the year 2001 and upon the election and qualification of their respective successors or upon their earlier resignation or removal.

    The proxies solicited on behalf of your Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted FOR the election of Victor T. Adamo, R. Kevin Clinton, Annette E. Flood, Thomas E. Hoeg, Lynn M. Kalinowski, and James O. Wood to your Board of Directors.

    If any director nominee is unable to serve, your Board of Directors may reduce its size or designate a substitute. If a substitute is designated, then proxies voting FOR the election of the original director nominee will be cast FOR the election of the substituted nominee. At this time, your Board of Directors knows of no reason why any of the original director nominees might be unable to serve, if elected.

    The table below sets forth information regarding the composition of your Board of Directors.

Nominees

Name	Age	Positions at Holdings	Director Since
Victor T. Adamo, Esq.	52	Director and Chairman	1998
R. Kevin Clinton, FCAS, MAAA	45	Director, President and Chief Executive Officer	1998
Annette E. Flood, Esq., R.N.	41	Director and Secretary	1998
Thomas E. Hoeg, Esq.	46	Director	1998
Lynn M. Kalinowski	48	Director	1998
James O. Wood, FCAS, MAAA	57	Director	1998

    Professionals Group, Inc., or Professionals Group, is a publicly traded insurance holding company. Professionals Group's largest subsidiary, ProNational Insurance Company, or ProNational, specializes in medical malpractice insurance and owns approximately 77% of Holdings. The largest subsidiary of Holdings is MEEMIC Insurance Company, or MEEMIC, which provides personal automobile and homeowner protection for educators and their immediate families.

    Victor T. Adamo, Esq., CPCU,  has been the Chairman and a director of Holdings since October 1998 and is also the Chairman and a director of MEEMIC. Mr. Adamo has been the Chief Executive Officer and a director of Professionals Group since 1996, and a director of ProNational, where he has held various positions including Chief Executive Officer, since 1985. Prior to joining ProNational, Mr. Adamo was in private legal practice from 1975 to 1985 and represented ProNational in corporate legal matters. Mr. Adamo is a graduate of The University of Michigan and New York University School of Law and is a Chartered Property Casualty Underwriter.

    R. Kevin Clinton, FCAS, MAAA,  has been the President, Chief Executive Officer and a director of Holdings since October 1998 and is also the President and Chief Executive Officer and a director of MEEMIC. Mr. Clinton has been a Vice President of Professionals Group since 1996 and a director of Professionals Group since September 1997, and was Chief Financial Officer of Professionals Group from 1996 to March 2000. Mr. Clinton served as a Vice President, Treasurer and Actuary of ProNational from 1990 through June 1997. Prior to becoming an officer of ProNational, Mr. Clinton was ProNational's consulting actuary from 1986 to 1990. He formerly served as the Actuary for the Michigan Insurance Bureau and in the actuarial department of Michigan Mutual Insurance Company. Mr. Clinton is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries. Mr. Clinton is a graduate of The University of Michigan where he received a bachelor's degree in business administration and a master's degree in actuarial science.

    Annette E. Flood, Esq., R.N.,  has been the Secretary and a director of Holdings since October 1998 and is also the Secretary and a director of MEEMIC. She has been a Vice President and the Secretary of Professionals Group since 1996. Ms. Flood has held various positions including Senior Vice President, Corporate Secretary and Legal Counsel of ProNational since October 1992. Prior to joining ProNational in 1992, Ms. Flood was employed by Lansing General Hospital, Lansing, Michigan, from 1986 to 1992, most recently in the capacity of Vice President, Legal Services and Quality Management. Prior to joining the Lansing General Hospital Staff, Ms. Flood was an attorney in the law firm of Dykema Gossett PLLC, Lansing, Michigan. Ms. Flood has a B.S.N. degree in nursing from The University of Michigan and a law degree from Wayne State University Law School.

    Thomas E. Hoeg, Esq.,  has been a director of Holdings since October 1998 and is also a director of MEEMIC. Mr. Hoeg is the Executive Vice President and Chief Operating Officer of Amerisure Companies and has served in that capacity since 1997. Mr. Hoeg has held various positions including Senior Vice President, Vice President of Customer Service and Vice President— General Counsel of Amerisure Companies since 1982. Prior to joining Amerisure, he was a partner in the Lansing law firm of Foster, Swift, Collins & Smith and was President of the Michigan Insurance Federation and a board member of the Michigan Automobile Insurance Placement Facility. Mr. Hoeg is a graduate of Northwestern University and the University of Illinois College of Law.

    Lynn M. Kalinowski,  has been a director of Holdings since October 1998 and a director and Executive Vice President of MEEMIC since May 1997. Mr. Kalinowski served as President of MEEMIC from 1993 to May 1997. Prior to joining MEEMIC in 1993, Mr. Kalinowski was the President of Southern Michigan Mutual Insurance Company and previously served as Director of Financial Analysis for the Michigan Insurance Bureau. Mr. Kalinowski is a graduate of Ferris State University where he received a bachelor's degree in accounting.

    James O. Wood, FCAS, MAAA,  has been a director of Holdings since October 1998 and is also a director of MEEMIC. Mr. Wood became an independent consulting actuary on April 1, 1997, when he retired from Tillinghast-Towers Perrin. He has continued to work with several Tillinghast clients as an independent contractor for Tillinghast. From 1979 to 1997, Mr. Wood was a Principal and Consulting Actuary of Tillinghast-Towers Perrin whereby he served as one of four managing principals for fifteen of his twenty-one plus years with Tillinghast. Prior to joining Tillinghast, Mr. Wood was with the Aetna Life & Casualty Company as the actuarial officer in charge of commercial lines rates. Mr. Wood is a Fellow of the

Casualty Actuarial Society and a Member of the American Academy of Actuaries. Mr. Wood is a graduate of Memphis State University and holds a Bachelor of Science in mathematics and a Master of Science in mathematical statistics.

Board Committees and Meetings

    Your Board of Directors, which had three meetings in 1999, has two standing committees. The members of those committees during 1999 and the functions of those committees are listed below:

Name of Committee and Members	Function of the Committee	Meetings in 1999

Audit
Victor T. Adamo, Chairman	• confers with financial officers and	2
Thomas E. Hoeg	independent accountants regarding
James O. Wood	scope of examinations
	• reviews qualifications and reports of independent accountants and internal auditors
	• reviews recommendations about internal controls
	• recommends selection of independent accountants to full Board
	• monitors compliance with codes of conduct and applicable laws and regulations
Compensation
Victor T. Adamo, Chairman	• approves standards for setting executive	0
Thomas E. Hoeg	compensation levels
	• administers and grants awards under the stock compensation plan
	• sets compensation for key employees
	• makes executive compensation recommendations to full Board when full Board approval is required

    No incumbent director attended fewer than 75% of the total meetings of the Board of Directors and the Board committees on which such director served that were held during 1999.

Director Compensation

    We do not pay directors who are also officers of Holdings, Professionals Group or their subsidiaries the annual retainer or fees for their service as directors. Compensation for our non-employee directors includes the following:

  •
  $10,000 annual retainer; and

  •
  $1,000 per meeting and reimbursement for reasonable expenses incurred in connection with attending a Board meeting or Board committee meeting.

    Pursuant to the stock compensation plan, Holdings issued options on July 1, 1999 to purchase Holdings common stock at the conversion price of $10 per share to the following directors who are not also employees of Holdings: Mr. Adamo, 25,000 shares; Ms. Flood, 25,000 shares; Mr. Hoeg, 37,500 shares; and Mr. Wood, 37,500 shares. These options become exercisable in equal installments over a five year period beginning July 1, 2000 (or immediately upon a change in control of Holdings) and expire on July 1, 2009.

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth information concerning the compensation for services in all capacities during the last three years awarded to, earned by or paid to the Chief Executive Officer and the three other most highly compensated executive officers of Holdings whose salary and bonus exceeded $100,000 in 1999 (the "Named Officers").

				Long Term Compensation Awards
		Annual Compensation
				Securities Underlying Options/ SARs (#)(3)
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)			All Other Compensation ($)(6)
R. Kevin Clinton(1)	1999	275,000	231,572	60,000		28,722	(5)
Chief Executive Officer and President	1998	275,000	150,000	—		188,374
	1997	222,021	150,000	40,000	(4)	174,848
Lynn M. Kalinowski	1999	170,000	43,223	25,000		26,298	(5)
Executive Vice President of MEEMIC	1998	167,218	52,966	—		90,327
	1997	167,218	37,500	—		86,221
Christine C. Schmitt	1999	137,500	34,959	25,000		21,485	(5)
Chief Financial Officer and Treasurer	1998	110,000	43,746	—		83,117
	1997	101,228	32,640	—		76,947
William P. Sabados(1)	1999	130,000	33,053	25,000		18,370	(5)
Chief Information Officer of MEEMIC	1998	113,996	36,000	—		80,793
	1997	90,791	30,000	—		82,055

(1)
Through June 30, 1999, the compensation of Messrs. Clinton and Sabados as officers of MEEMIC and Holdings was paid by Professionals Group pursuant to a management services agreement. Messrs. Clinton and Sabados currently spend 80% and 60% of their time, respectively, working at Holdings and MEEMIC with the remainder at Professionals Group. Effective July 1, 1999, pursuant to an expense allocation agreement with ProNational, MEEMIC reimburses ProNational for a corresponding percentage of the compensation expenses relating to these officers. Total compensation paid to these officers for the entire year is included in the table.

(2)
The amounts shown reflect bonuses granted and accrued for the year listed, but were paid during the following calendar year.

(3)
Options awarded for 1999 for Messrs. Clinton, Kalinowski, Sabados and Ms. Schmitt were issued by Holdings, pursuant to the MEEMIC Holdings, Inc. Stock Compensation Plan.

(4)
Options awarded to Mr. Clinton in 1997 were issued pursuant to the compensation plans of Professionals Group and are for shares of Professionals Group stock.

(5)
Amounts shown for 1999 consist of the following: (i) Mr. Clinton: matching contribution to purchases of common stock under the Professionals Group Stock Purchase Plan of $5,000 and contributions under the ProNational Insurance Company Employee Stock Ownership Plan and the ProNational Insurance Company Employees' Savings and Retirement Plan, or the ProNational retirement plans, for the benefit of Mr. Clinton of $23,722; (ii) Mr. Kalinowski: contributions under the MEEMIC retirement plans for the benefit of Mr. Kalinowski of $26,298; (iii) Ms. Schmitt: contributions under the MEEMIC retirement plans for the benefit of Ms. Schmitt of $21,485; and (iv) Mr. Sabados:

  matching contribution to purchases of common stock under the Professionals Group Stock Purchase Plan of $3,250 and contributions under the ProNational retirement plans for the benefit of Mr. Sabados of $15,120.

(6)
The value of restricted stock held by the Named Officers at December 31, 1999, is as follows: Mr. Clinton— $467,031; Mr. Kalinowski— $194,469; Ms. Schmitt— $194,469; and Mr. Sabados— $194,469. Awards made in 1998 and 1997 under the MEEMIC Incentive Plan were converted at $10.00 per share at the time of conversion and those awards are subject to vesting requirements through December 31, 2002.

Aggregate Option/SAR Grants in Last Fiscal Year Table

    The following table provides information on option grants during 1999 to the Named Officers. All such options were granted under the Stock Compensation Plan of Holdings.

	Individual Grants
Name	Number of Securities Underlying Options/SARs Granted(1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(2)	Expiration Date	Grant Date Present Value($)(3)
R. Kevin Clinton	60,000	21.4	$10.00	07/01/09	308,400
Lynn M. Kalinowski	25,000	8.9	$10.00	07/01/09	128,500
Christine C. Schmitt	25,000	8.9	$10.00	07/01/09	128,500
William P. Sabados	25,000	8.9	$10.00	07/01/09	128,500

(1)
The options become exercisable in annual increments of 20% commencing July 1, 2000 or immediately if (a) Professionals Group makes a tender offer for all of Holdings' outstanding common stock; (b) Holdings merges with Professionals Group or a subsidiary of Professionals Group, (c) Holdings sells substantially all of its assets to Professionals Group, (d) a change in control of Holdings occurs, or (e) the option holder ceases to be a director of Holdings (if the holder was a director on July 1, 1999).

(2)
The exercise price for these options, which were granted before the common stock was publicly traded, is equal to the price per share at which shares were sold in Holdings' subscription offering in connection with MEEMIC's conversion.

(3)
Based on the Black-Scholes Option Pricing Model adopted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance that the value realized by an executive will be at or near the value estimated in the table. The assumptions used in calculating the value of the options were expected volatility of .512, risk-free return of 5.84% and a dividend value of 0%, and 5 years before exercise.

Aggregate Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table

    The following table provides information with respect to the unexercised options held as of December 31, 1999 by the Named Officers. There were no options exercised by the Named Officers during 1999.

Name	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) Exercisable/ Unexercisable	Value Of Unexercised In-The-Money Options/SARs At Fiscal Year-End ($) Exercisable/ Unexercisble(1)
R. Kevin Clinton	0/60,000	0/318,750
Lynn M. Kalinowski	0/25,000	0/132,813
Christine C. Schmitt	0/25,000	0/132,813
William P. Sabados	0/25,000	0/132,813

(1)
Values are based on the December 31, 1999 closing price of $15.3125 per share on the Nasdaq Stock Market®.

Employee Contracts

    Holdings does not currently have any employment contracts, termination agreements or change in control agreements with any executive officers. MEEMIC, however, has a severance agreement with Mr. Kalinowski providing generally for a severance payment in the event of termination of employment or in the event of a change of control of MEEMIC. Mr. Kalinowski's agreement provides for a severance payment primarily consisting of a lump sum payment equal to a maximum amount of 24 times his average monthly income for the previous year. Mr. Kalinowski's agreement is effective for so long as he is employed by MEEMIC. The current value of Mr. Kalinowski's severance package is approximately $400,000.

Compensation Committee Report

    The Board of MEEMIC, acting on behalf of Holdings' Board prior to the conversion, made all of the determinations with respect to cash compensation of our executive officers for 1999 and the Holdings Board granted options prior to the closing of the conversion. Those decisions will be made by Holdings' Compensation Committee beginning in 2000. The following is the report of the Holdings Board on executive compensation in 1999 in lieu of a report of the Compensation Committee which did not meet in 1999:

    The executive officers of Holdings and its subsidiaries, including the Chief Executive Officer, are compensated through a combination of salary and incentive compensation. The primary purposes of our compensation program are to attract and retain qualified individuals and to motivate and reward individuals based on performance. Salary and annual incentive compensation awards reward senior executives for their current performance and contributions. Awards under Holdings' Stock Compensation Plan are provided to reward executives for taking action that contributes to long-term growth and success, and to link the interests of such senior executives to those of Holdings' shareholders. We believe that making portions of executive compensation subject to short-term and long-term corporate interests will provide an incentive for increasing shareholder value over the long term and will more closely align the interests of senior executives with those of our shareholders.

    It is our goal to establish salaries that are competitive in comparison to market practices and reflect a senior executive's scope of responsibilities, level of experience, individual performance and contribution to the business. In establishing salaries, we reviewed executive compensation survey data for insurance companies and publicly traded insurance groups of similar size and product lines. We also considered, among other factors, job responsibilities and job performance, education, training and market opportunities.

    We awarded annual incentive compensation to the senior executives based upon our assessment of performance against certain pre-established corporate goals during the prior year (including growth and financial results) and the contribution made by each senior executive to the current and future performance of the company.

    Holdings' executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, such as the MEEMIC Insurance Company Pension and 401(k) Plans, healthcare and supplemental life, and disability insurance programs.

    Options were granted to executives at the time of the conversion in an effort to more closely align the long-term interests of employees with those of our shareholders. The amounts of grants were determined based upon the recommendation of Holdings' Chief Executive Officer. Grants were structured to vest over five years to encourage employees to remain with Holdings.

    Mr. Clinton's base salary was determined based upon survey data of peer executives and the success of Mr. Clinton's leadership at MEEMIC. For 1999, Mr. Clinton was awarded a bonus from ProNational as a result of the successful completion of the transactions with MEEMIC. He was also awarded a bonus from MEEMIC on the same basis as the other executives of Holdings as a result of MEEMIC meeting corporate goals. These goals included a financial goal based upon a specified level of combined operating ratio on a statutory basis, and various strategic goals based upon pre-determined proprietary internal projects intended to enhance MEEMIC's operations and competitive position. The Board concluded that MEEMIC had exceeded the financial goal, and had met or exceeded the majority of the strategic goals. For these reasons, we deem Mr. Clinton's compensation package to be appropriate.

    Under Section 162 (m) of the Internal Revenue Code of 1986, as amended, and subject to certain exceptions (including exceptions relating to stock options and for "performance-based" compensation if certain conditions are met), Holdings may not deduct compensation in excess of $1 million paid to any executive named in its corporation's Summary Compensation Table for that year. For 1999, the compensation paid to each of the executive officers named in the Summary Compensation Table was well below $1 million, and we expect the same will be true for the current year. Consequently, for the present we have decided to defer consideration of any compensation policies relating to Section 162 (m) of the Internal Revenue Code of 1986.

Victor T. Adamo, Chairman	Thomas E. Hoeg
R. Kevin Clinton	Lynn M. Kalinowski
Annette E. Flood	James O. Wood

Compensation Committee Interlocks and Insider Participation

    Holdings formed a Compensation Committee comprised of Victor T. Adamo and Thomas E. Hoeg, but the committee did not meet during 1999. The Board of MEEMIC, acting on behalf of Holdings' Board without involvement of other officers or employees, made all of the determinations with respect to compensation of Holdings executive officers prior to MEEMIC's conversion. The directors of Holdings also comprise the board of MEEMIC.

    R. Kevin Clinton, a director of Holdings and Holdings' Chief Executive Officer and President, is a Vice President and director of Professionals Group. Victor T. Adamo, who serves as President, Chief Executive Officer and a director of Professionals Group and Annette E. Flood, who is a Vice President and Secretary of Professionals Group are directors of Holdings.

    Professionals Group and its subsidiary, ProNational, maintained business relationships and engaged in certain transactions with Holdings and MEEMIC during 1999 which are described below.

    Surplus Note.  MEEMIC was indebted during 1999 to Professionals Group under a $21.5 million surplus note which bore interest at 8.5% per year and was due on April 7, 2009. Principal and interest generally could not be paid under the surplus note unless the payment was approved by the Michigan Insurance Bureau and MEEMIC's board of directors, and then only if MEEMIC had sufficient surplus earnings to make the payment. Repayment of the surplus note was subordinate to MEEMIC's other liabilities. The $21.5 million principal amount due under the surplus note (which was the largest aggregate amount of indebtedness due under the note during 1999) and the $1,522,090 of interest accrued through November 1, 1998 were exchanged for 2,302,209 shares of Holdings' common stock on July 1, 1999, the effective date of MEEMIC's conversion.

    Management Services Agreement and Expense Sharing Agreement.  During 1999, MEEMIC was a party to a management services agreement with Professionals Group pursuant to which Professionals Group managed MEEMIC's operations and finances and provided information system services and strategic advice. MEEMIC paid a fee under this agreement equal to $2.10 per month for each policy in force on the first day of the month, up to a maximum of $2.1 million per year plus reasonable expenses. The management services agreement was to expire in April 2007, and was terminable on 120 days written notice if the surplus note was repaid. Total management fees paid for 1999 amounted to $1,066,000. The management services agreement was terminated on July 1, 1999 and an expense allocation agreement was executed by MEEMIC and ProNational pursuant to which the companies agreed to share the compensation expenses for various employees of ProNational, including Messrs. Clinton and Sabados, and other direct expenses incurred from time to time. The expense allocation agreement continues until terminated by either party. During 1999, MEEMIC reimbursed $304,000 to ProNational under this agreement.

    Reinsurance Agreement.  Until July 1, 1999, MEEMIC had a quota share reinsurance agreement with ProNational. Under this agreement, MEEMIC transferred to ProNational a 40% share of its net liability resulting from losses occurring under policies written or renewed during the term of the agreement and paid to ProNational 40% of its net written premiums on these policies. The amount of liabilities transferred was reduced by any other applicable reinsurance and the amount paid by MEEMIC was reduced by a share of MEEMIC's expenses. MEEMIC terminated the agreement effective July 1, 1999 in connection with the conversion. During 1999, MEEMIC ceded $22,513,000 in earned premiums to ProNational, ceded $15,072,000 in incurred losses and loss adjustment expenses and received ceding commissions of $7,227,000.

    Stock Purchase.  Pursuant to the Standby Purchase and Option Agreement between Professionals Group and Holdings dated November 13, 1998, Professionals Group purchased 2,763,308 shares at the subscription price of $10 per share as standby underwriter in MEEMIC's conversion and the related subscription offering by Holdings. Directors and executive officers of Holdings also were issued restricted shares in connection with the offering which are listed in the "Voting Securities and Principal Holders" table.

Stock Performance Graph

    The following line graph compares the percentage change in the cumulative total shareholder return on our common stock for the period beginning July 2, 1999 (when our common stock began trading publicly) through December 31, 1999 with the cumulative total return on:

  •
  The Russell 2000 Index, which is comprised of the common shares of the 2,000 smallest of the 3,000 largest United States companies based on total market capitalization; and

  •
  The Nasdaq Insurance Stocks Index, which is comprised of common shares of insurance companies traded on the Nasdaq Stock Market®.

    The graph assumes the investment of $100 in our common stock (at $16 per share, which was the closing price of the common stock on the first trading day), the Russell 2000 Index and the Nasdaq Insurance Stocks Index on July 2, 1999 and the reinvestment of all dividends. The subscription offering price for our common stock was $10 per share. The returns shown on the graph are not necessarily indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

	MEEMIC Holdings, Inc.	Russell 2000	NASDAQ Insurance Index
07/02/99	100.00	100.00	100.00
09/30/99	98.44	93.93	85.87
12/31/99	95.70	111.25	79.24

    The Stock Performance Graph does not constitute soliciting material. It is not considered filed by us, and shall not be incorporated by reference into any of our other filings, under the Securities Act or the Exchange Act, unless we state otherwise.

RELATED PARTY TRANSACTIONS

    Holdings and its subsidiary, MEEMIC, maintained business relationships and engaged in certain transactions with Professionals Group and its subsidiary, ProNational, during 1999. Professionals Group and ProNational are the beneficial owners of 77% of the outstanding common stock of Holdings and Mr. Adamo, Mr. Clinton, Ms. Flood and Mr. Sabados, who are directors and/or executive officers of Holdings, are directors and/or executive officers of Professionals Group or ProNational. These relationships and transactions are described under "Executive Compensation— Compensation Committee Interlocks and Insider Participation."

VOTING SECURITIES AND PRINCIPAL HOLDERS

    The following table sets forth certain information provided by the persons indicated with respect to the beneficial ownership of our common stock, as of March 1, 2000, by:

  •
  each person who beneficially owns 5% or more of the outstanding common stock;

  •
  each director and Named Officer of Holdings; and

  •
  all directors and executive officers of Holdings as a group.

Name of Beneficial Owner	Number of Shares Owned (2)(3)	Right to Acquire(4)	Restricted Stock(5)	Total Beneficial Ownership	Percent of Outstanding Class
Professionals Group, Inc. and ProNational Insurance Company(1)	5,098,597	0	0	5,098,597	77.3%
Victor T. Adamo	10,000	0	12,700	22,700	*
R. Kevin Clinton	70,000	0	30,500	100,500	1.5%
Annette E. Flood	10,000	0	12,700	22,700	*
Thomas E. Hoeg	55,000	0	12,700	67,700	1.0%
Lynn M. Kalinowski	7,700	0	12,700	20,400	*
Christine C. Schmitt	4,000	0	12,700	16,700	*
William P. Sabados	0	0	12,700	12,700	*
James O. Wood	20,000	0	0	20,000	*
All directors and executive officers as a group (8 persons)	176,700	0	106,700	283,400	4.3%

*
Less than one percent.

(1)
The address of Professionals Group and ProNational is 2600 Professionals Drive, P.O. Box 150, Okemos, Michigan 48805-0150. The shares reported in the table are owned of record by ProNational.

(2)
The number of shares in this column stated for each named person includes shares for which the named person has sole voting and investment power or has shared voting and investment power with a spouse. It also includes shares held in a 401(k) plan or in an individual retirement account over which the named person has control, shares held by any corporation of which the named person is a director or controlling shareholder, shares held by a trust of which the named person, or his or her spouse, is a trustee or custodian, shares held by a partnership which the named person is a general partner, and shares held by a spouse or minor children. The number of shares stated in this column for each named person excludes shares that are restricted stock holdings, or may be acquired through stock option exercises.

(3)
Amounts shown for Mr. Adamo, Mr. Clinton, Ms. Flood and Mr. Sabados do not include the 5,098,597 shares owned by ProNational Insurance Company, of which they are directors and/or executive officers. These persons disclaim beneficial ownership of the shares owned by ProNational.

(4)
Number of shares that can be acquired through stock options that are currently exercisable or can be exercised within sixty days of March 1, 2000.

(5)
In connection with MEEMIC's conversion on July 1, 1999, amounts awarded by MEEMIC in 1997 and 1998 pursuant to its Stock Incentive Plan were converted into Holdings common stock, subject to a vesting schedule, forfeiture risk and other restrictions, at the $10.00 subscription offering price. A total of 116,900 common shares were purchased with funds held in the Stock Incentive Plan. Disposition of these shares is restricted through December 31, 2002.

SOLICITATION OF PROXIES

    Holdings is paying for this proxy solicitation. In addition to sending you these materials, some of our employees may contact you in person, by mail, or by telecommunications equipment (including telephone and telegrams), to solicit your proxy. None of these employees will receive any extra compensation for doing this. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in soliciting your proxy.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    PricewaterhouseCoopers LLP, independent certified public accountants for Holdings for 1999, have been reappointed by your Board of Directors for 2000. Representatives of PricewaterhouseCoopers LLP will be present at this meeting to respond to appropriate questions by shareholders and to make a statement if they so desire.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of Holdings. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports are required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during 1999.

SHAREHOLDER PROPOSALS

    Any shareholder who wishes to submit a security holder proposal for possible inclusion in the proxy statement and proxy for our 2001 annual meeting of shareholders must do so on or before the close of business on December 13, 2000. The proposal must comply with the rules and regulations of the SEC then in effect and must be transmitted by registered or certified mail to Annette E. Flood, the Secretary of Holdings at 691 North Squirrel Road, Suite 100, Auburn Hills, Michigan 48326. If we do not have notice of a proposal to be considered at our 2001 annual meeting of shareholders before February 26, 2001, then the persons who are named in the proxy card for that meeting will use their discretionary voting authority when that proposal is raised at that meeting.

OTHER MATTERS

    We are not aware of any business to come before this meeting other than the matters described in this proxy statement. However, if any other matters should properly come before this meeting, it is intended that the persons named in the enclosed proxy card will act in accordance with their best judgment.

    A copy of our 1999 Annual Report on Form 10-K is enclosed with this Proxy Statement. Copies of our Form 10-K and other filings we have made with the SEC may be obtained through our web site at www.meemic.com. We will provide you, upon your written request, without charge, a copy of our 1999 Annual Report on Form 10-K. Your request should be directed to Christine C. Schmitt, Treasurer and CFO, MEEMIC Holdings, Inc., 691 North Squirrel Road, Suite 100, Auburn Hills, Michigan 48326.

    No person is authorized to give any information or to make any representation other than that contained in this proxy statement, and if given or made, such information may not be relied upon as having been authorized.

PROXY	MEEMIC HOLDINGS, INC.	PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For the 2000 Annual Meeting of Shareholders to be held on Wednesday, May 24, 2000 at the offices of Professionals Group, Inc., 2600 Professionals Drive, Okemos, MI.

    The undersigned hereby constitutes and appoints Victor T. Adamo, R. Kevin Clinton and Annette E. Flood, and each of them, each with full power to appoint his substitute, attorneys, agents and proxies to represent the undersigned and to vote and act with respect to all shares of common stock of MEEMIC Holdings, Inc. ("Holdings") at the 2000 annual meeting of shareholders of Holdings that the undersigned would be entitled to vote on all matters described on the reverse side.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOLDINGS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE.

(continued and to be signed on reverse side.)

- FOLD AND DETACH HERE -

Please mark your votes as indicated in this example	/x/
1. Election of directors:		Nominees: (01) Victor T. Adamo, (02) R. Kevin Clinton, (03) Annette E. Flood, (04) Thomas E. Hoeg, (05) Lynn M. Kalinowski, and (06) James O. Wood.
FOR all nominees listed to the right (except as marked to the contrary) / /	WITHHOLD AUTHORITY to vote for all nominees listed to the right / /	Instruction: To withhold authority for any nominee(s) listed above, list name(s) of nominee(s) in the space provided below:

    In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the annual meeting to the extent permitted by applicable law, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement, dated April 12, 2000 is unable to serve or, for good cause, will not serve. The undersigned hereby (i) revokes all proxies previously executed with respect to the 2000 Annual Meeting, and (ii) acknowledges receipt of the Notice and Proxy Statement dated April 12, 2000 and the 1999 Annual Report to Shareholders and ratifies all that the proxies, or any of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

Dated	, 2000

Signature

Title

Signature

(if held jointly)

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

- FOLD AND DETACH HERE -

YOUR VOTE IS IMPORTANT!
YOU CAN VOTE IN ONE OF THREE WAYS:

VOTE BY INTERNET
24 hours a day, 7 days a week
Follow the instructions at our Internet Address: http://www.eproxy.com/memh

or

VOTE BY PHONE
HAVE YOUR PROXY CARD IN HAND.
Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day, 7 days a week
There is NO CHARGE to you for this call.
You will be asked to enter your 11-digit Control Number, which is located in the box in the lower right hand corner of this form. Follow the recorded instructions

or

VOTE BY PROXY CARD
Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE: If you voted by internet or telephone, DO NOT MAIL BACK your proxy card unless you desire to change your vote.

                   THANK YOU FOR VOTING.

QuickLinks

NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
2000 ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION ABOUT VOTING
ELECTION OF DIRECTORS
Nominees
EXECUTIVE COMPENSATION
RELATED PARTY TRANSACTIONS
VOTING SECURITIES AND PRINCIPAL HOLDERS
SOLICITATION OF PROXIES
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
OTHER MATTERS